Exhibit 99.2

WEBMD HEALTH CORP.

PRELIMINARY FINANCIAL INFORMATION

(in millions, except per share amounts)

(unaudited)

Quarter Ended June 30, 2017 (Preliminary)
Revenue	$176.0

Net income	$18.9

Interest, taxes, non-cash and other items (a)
Interest income	(1.9)
Interest expense	7.0
Income tax provision	11.9
Depreciation and amortization	7.6
Non-cash stock-based compensation	8.9
Transaction expense	2.1
Other income	(0.6)

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (b)	$53.9

Net income per common share:
Basic	$0.51

Diluted	$0.43

Weighted-average shares outstanding used in computing income per common share:
Basic	37.1

Diluted	54.4

(a)	Reconciliation of net income to Adjusted EBITDA.
(b)	See Annex A-Explanation of Non-GAAP Financial Measures.

Additional information regarding preliminary results for the quarter ended June 30, 2017:

•	Transaction expense represents professional fees incurred in connection with the process conducted by the Board of Directors to explore strategic alternatives for the Company.

•	Other income represents a gain on the sale of property.